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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                    --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                              November 14, 1997

                                    KTI, INC.
              (Exact name of Registrant as specified in Charter)


       New Jersey                       33-85234                     22-2665282
(State or other juris-                (Commission                  (IRS Employer
diction of incorporation)             File Number                 Identification
                                                                       Number)


7000 Boulevard East, Guttenberg, New Jersey                             07093
(Address of principal executive office)                               (Zip Code)


Registrant's telephone number including area code-                (201) 854-7777


                                 Not Applicable
         (Former name and former address, as changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On November 14, 1997, the Company completed the acquisition of three recycling facilities located in Franklin Park, Illinois, a suburb of Chicago, Charlestown, Massachusetts, a suburb of Boston, and in Newark, New Jersey. The facilities will be operated by wholly owned subsidiaries of the Company under the name of KTI Recycling. The three facilities are capable of processing approximately 50,000 tons of post consumer and commercial recyclables per month.

      The facilities were purchased as part of an asset purchase from Prins Recycling Corp. and its subsidiaries ("Prins") pursuant to an order of the Bankruptcy Court for the District of New Jersey entered on November 6, 1997. In addition to the facilities, the Company purchased substantially all of the remaining assets of Prins, including cash, accounts receivable and causes of action. Certain assets and contracts were rejected by Prins as not economically attractive. Certain causes of action arising under the Bankruptcy Code were not purchased.

       The purchase price was approximately $13.6 million. The purchase was financed in part by a term loan of $7.5 million provided by Key Bank, National Association, bearing interest at said Bank's base rate plus 1.25% per annum, amortized with level monthly principal payments amortized over 60 months. The term loan is secured by a mortgage on the Franklin Park, Illinois facilities, all property and equipment at three facilities not pledged to third parties and the accounts receivable generated by the three facilities. The balance of the purchase price was paid by internal cash on hand and by a temporary draw of a portion of the Company's revolving line of credit of $11 million, provided by Key Bank, National Association.

      A subsidiary of the Company had operated Prins from May 1, 1997 until the closing of the purchase. Pursuant to an agreement with PNC Bank, National Association, the Company received a one-time management fee of $700,000, paid by said Bank.

ITEM 5.  OTHER EVENTS

      The Company completed an amendment to its Amended and Restated Revolving and Term Loan Agreement with Key Bank, National Association, adding the Term Loan provision referred to above, effective as of November 14, 1997.
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ITEM 7. EXHIBITS

        (a) Financial statements of the business acquired.

It is impractical to provide the required financial statements for Prins Recycling Corp. as audited financial statements are not available at this time. The required financial statements will be filed under an amendment to this form as soon as practical, following receipt of audited financial statements, but not later than January 16, 1998.

        (b) Pro Forma Financial information

It is impractical to provide the required pro forma financial information as audited financial statements for Prins Recycling Corp. are not available at this time. The required pro forma financial information will be filed under an amendment to this form as soon as practical, following receipt of audited financial statements, but not later than January 16, 1998.

       (c) Exhibits


Exhibit Number          Description
--------------          -----------

4.1                     Release dated November 14, 1997











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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          KTI, Inc.
                                          (the Registrant)




Dated:      December 4, 1997                    By: /s/ Martin J. Sergi
                                                    ----------------------------
                                                Name:  Martin J. Sergi
                                                Title: President